UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 6, 2011
MGM RESORTS INTERNATIONAL
(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

3600 Las Vegas Boulevard South,
Las Vegas, Nevada		89109
(Address of Principal Executive		(Zip Code)
Offices)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
MGM Resorts International (the “Company”) expects that it will make available on its corporate website (www.mgmresorts.com) a Web Proof Information Pack (“WPIP”) prepared in connection with the proposed listing of the shares of MGM China Holdings Limited (“MGM China”) on The Stock Exchange of Hong Kong Limited (the “HKSE”) for publication on the HKSE’s website. It is expected that the WPIP will be available for viewing and downloading from the HKSE’s website on or about the morning of May 9, 2011 Hong Kong time (night of May 8, 2011 U.S. time), at which time the WPIP will be posted to and available on the Company’s website. No website or website contents mentioned herein form part of this Current Report on Form 8-K.
Because of the time differences between Hong Kong and the United States, the Company plans to continue to use its corporate website as a means of posting important information about MGM China in the future.
The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM Resorts International
Date: May 6, 2011	By:	/s/ John M. McManus
John M. McManus
Executive Vice President, General Counsel and Secretary